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                                   EXHIBIT 11

                          TRANSTECHNOLOGY CORPORATION

               STATEMENT OF THE COMPUTATION OF PER SHARE EARNINGS
                      IN ACCORDANCE WITH INSTRUCTION 4(g)

                                      THREE MONTHS ENDED
                                ------------------------------
                                JUNE 29, 1997    JUNE 30, 1997
                                -------------    -------------
    Primary earnings per share:

Weighted average number of
 common shares outstanding        5,027,829        5,103,635

Dilutive effect of stock
 option plan                        158,589            - (a)
                                 ----------       ----------
                                  5,186,418        5,103,635
                                 ==========       ==========


Net income                       $2,265,000       $1,828,000
                                 ==========       ==========


Primary earnings per share       $     0.44       $     0.36
                                 ==========       ==========



(a) The inclusion of stock options in the calculation of primary earnings per share was either anti-dilutive or not material as per APB 15.



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